UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 30, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2013, the Company received a letter from MatlinPatterson FA Acquisition LLC, a stockholder of the Company (“MatlinPatterson”), enclosing the written consents of MatlinPatterson, Eric J. Gleacher, Eric J. Gleacher 2009 Grantor Retained Annuity Trust, Hudson Bay Capital Management LP, Moors & Mendon Master Fund LP, Burnham Financial Services Fund and Burnham Financial Industries Fund to amend the Company’s Amended and Restated Bylaws (the “Bylaws”). According to related correspondence, these stockholders owned as of April 30, 2013 in the aggregate a majority of the Company’s outstanding shares of common stock. The amendments provided for by the consents are summarized below:

Voting for Election of Directors: Amendments to Sections 2.10 and 3.11 of the Bylaws change the voting standard for the election of directors. As a result of this change, each director will be elected only by an affirmative vote of the holders of a majority of the votes cast for directors (regardless of whether such director receives more “for” votes than “against” votes). Prior to this change, in a contested election, directors would be elected under a plurality voting standard, meaning that those nominees receiving the most votes (up to the number of positions to be filled) would be elected to the Board of Directors of the Company (the “Board”), and in an uncontested election, any candidate receiving more “for” votes than “against” votes would be elected.  In addition, the amendment also provides that any incumbent director who does not receive such affirmative vote must immediately tender his resignation, and the Board will consider whether to accept it.

Annual Meetings of Stockholders: An amendment to Section 2.2 of the Bylaws provides that (a) there will be an annual meeting of stockholders on May 23, 2013 and (b) the annual meeting may not be adjourned without a vote of three-fourths of the directors present at a meeting of directors at which there is a quorum. The amendment also requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to make any further changes to this section.

Action of Stockholders by Written Consent: An amendment to Section 2.11 of the Bylaws requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to amend or repeal Section 2.11, which allows stockholders to act by written consent.

Special Meetings of the Board: An amendment to Section 3.6.3 of the Bylaws allows special meetings of the Board to be called by any two directors, in addition to the ways that a special meeting of directors could previously be called. The amendment also requires a vote of three-fourths of directors present at a meeting of directors at which there is a quorum to make any further changes to this section.

Amendment of Bylaws by Board: An amendment to Section 7.9(b) of the Bylaws, which allows the Board to amend the Bylaws, specifies that the Board may not amend the voting standard for the election of directors.

The summary of the amendment is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 to this Form 8-K, and which is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)           Exhibits.

3.1 -          Bylaw Amendment of Gleacher & Company, Inc. effective April 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: May 6, 2013

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